Exhibit 10(a)



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                 Jorden Burt Boros Cicchetti Berenson & Johnson
                                 Suite 400 East
                         1025 Thomas Jefferson St., N.W.
                             Washington, D.C. 20007


                                 April 13, 1998


First Great-West Life & Annuity Insurance Company
125 Wolf Road
Albany, New York  12205

        Re: Amendment No. 1 to the Registration Statement on Form N-4 File No. 333-25289

Ladies and Gentlemen:

        We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of Contracts described herein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission.

                             Very truly yours,

                      /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                             JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP